Exhibit 99.1

Mid-Wisconsin Financial Services, Inc.

Reports Fourth Quarter and Year-end Results

February 12, 2010

Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB:  MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported a net loss to common shareholders of $1,155,000 or $0.70 per common share, for the fourth quarter of 2009 compared to net income of $48,000, or $0.03 per common share, for the fourth quarter of 2008.  For the year ended December 31, 2009 MWFS reported a net loss of $3,033,000 or $1.84 per common share.  This compares to net income of $1,242,000 or $0.76 per common share for the year ended December 31, 2008.

“Our financial performance reflects the difficult economic conditions we and our customers have experienced throughout this economic recession. As local unemployment rates moved above 10% and in some instances above 12%, many of our customers experienced difficulty in making ends meet. Those hardest hit have been businesses associated with the building industry which everyone knows has experienced a severe decline over the past two years as has those working in the agricultural industry. We are making every effort to work with our customers, by restructuring loans and taking advantage of government loan programs such as SBA, USDA and FSA to help them survive this recession and position their businesses to return to profitability when the economy improves. Unfortunately we can’t help everyone. Some businesses and consumers already have incurred more debt than they can reasonably afford and their options are not as positive. In those cases, we have had no choice but to recognize losses which results in us having to increase the level of our loan loss provisions.  The increased provisions resulted in lower earnings for the bank.  During the fourth quarter we recorded an expense for loan loss provision of $2,856,000 bringing our total provision for the year to $8,506,000. This compares to a loan loss provision of $935,000 in the fourth quarter of 2008 and total provisions of $3,200,000 for 2008.  Our net charge-offs for the fourth quarter 2009 were $3,319,000 compared to $1,585,000 for the same period in 2008. Total net charge-offs for 2009 were $5,091,000 compared to $2,832,000 in 2008.  Other costs directly associated with dealing with issues arising from the recession also increased during 2009. For example, our cost for legal services and expenses associated with credit collections and carrying properties in other real estate owned obtained from foreclosures and repossessions were up $857,000 and our FDIC insurance premiums were $837,000 higher in 2009 than in 2008,” stated Jim Warsaw, President and CEO of Mid-Wisconsin Financial Services, Inc. and Mid-Wisconsin Bank.

“We believe the actions taken by Management and the Board of Directors to address the credit issues we have faced during this recession have been appropriate and what our customers would expect from a supportive community bank.  We have had to make significant changes to our credit processes over the past two years and during the fourth quarter 2009 we hired a new Chief Credit Officer, Robert E. Taubenheim, to assist us in this process. Our total loan portfolio on

December 31, 2009 was $358,616,000 compared to $364,381,000 at December 31, 2008, down 1.6%.  This is reflective of the softer loan demand we’ve experienced across all markets due to anemic local economic conditions and in part to the charge-offs taken at year end 2009.  We are pleased that overall credit quality showed some improvement during the fourth quarter with delinquent loans 30+days past due being $9,352,000, or 2.59% of total loans at December 31, 2009 compared to $14,486,000, or 4.0% as of December 31, 2008,” stated Mr. Warsaw.

“We implemented a cost reduction program in 2009 that resulted in reductions in personnel expenses of $657,000, and occupancy and other administrative expenses of $203,000. We also recognized gains on securities sales of $449,000 during 2009 vs. none in 2008.  Despite the decline in the economy, we were pleased with the growth in deposits which were $397,800,000 at December 31, 2009, up 3.1% from $385,675,000 at December 31, 2008. The year-over-year growth in core funding is primarily attributable to increases in certificates of deposit and deposits from local municipalities.  Our net interest income for the fourth quarter was $4,167,000, which remained relatively unchanged from the $4,047,000 reported in the fourth quarter of 2008.  Our net interest margin for the fourth quarter and year ending December 31, 2009 was 3.53% compared to 3.59% for the fourth quarter of 2008 and 3.71% for the year ended December 31, 2008.   The reduction in our interest margin was attributed to lower yields on earning assets and the impact of carrying a higher level of non-accrual loans throughout the year,” commented Mr. Warsaw.

Noninterest income for the fourth quarter of 2009 was $1,001,000, basically unchanged from the $1,020,000 reported for the third quarter of 2009 and up $64,000 from $937,000 for the fourth quarter of 2008.  The increase over the fourth quarter of 2008 was primarily due to an increase in mortgage banking income of $37,000, and wealth management fees of $48,000 offset by a $27,000 decrease in service fees.

Mortgage loans originated for sale during the fourth quarter of 2009 were $11,093,000 compared to $8,661,000 for the third quarter of 2009.  For the year ended December 31, 2009, mortgage loans originated for sale were $47,436,000 compared to $21,441,000 for 2008.  The increase in volume is in part reflective of the refinancing activity that took place during 2009. Mortgage banking income for the fourth quarter of 2009 totaled $109,000, down $56,000 from the third quarter 2009 income of $165,000 and up $37,000 from $72,000 in the fourth quarter of 2008.  In December 2009 the Company’s secondary market purchaser changed its funding procedures, causing a backlog of loans held for sale on our books at year end, thus decreasing quarterly mortgage banking income.

“Our capital ratios at the holding company and the bank remain above the regulatory guidelines of 10% and 8%, respectively, to be considered well capitalized financial institutions.  Despite the weakened economic conditions and the pressures they have exerted on our earnings over the past two years, we have and will continue to support our local customers and communities in meeting their financial needs. Our participation in the U.S. Treasury’s Capital Purchase Program in 2009 provided us with the additional capital needed to extend credit terms to otherwise credit worthy customers who were experiencing cash flow problems during this time.  Many of our dairy farmers who experienced cash flow problems due to depressed milk prices are now experiencing some relief with current and futures prices having improved in recent weeks. The economic stimulus funds that have been heavily publicized have yet to make their way to our local markets, thus causing delays in funding major projects. We will continue to utilize all means available to us in order to meet the credit needs of our local customers,” concluded Mr. Warsaw.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank, which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s view as of any subsequent date. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations.  These forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates,” or “believes.” These statements are subject to important factors that could cause Mid-Wisconsin’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin’s borrowers, which could impact repayment of such borrowers’ outstanding loans, (iii) Mid-Wisconsin’s ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin’s stock price, (v) other risks and assumptions described in Mid-Wisconsin’s Annual Report on Form 10-K for the year ended December 31, 2008 under the headings “Forward-Looking Statements” and “Risk Factors” which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission (“SEC”), which are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin’s belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
	Three Months Ended			Twelve Months Ended
	Dec. 31,	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
(dollars in thousands, except per share data)	2009	2008	Change	2009	2008	Change
Interest income
Loans, including fees	$5,527	$6,161	-10%	$22,756	$25,718	-12%
Securities
Taxable	956	804	19%	3,540	3,174	12%
Tax-exempt	114	137	-17%	487	596	-18%
Other	26	57	-54%	149	244	-39%
Total interest income	6,623	7,159	-7%	26,932	29,732	-9%
Interest expense
Deposits	1,804	2,345	-23%	7,801	10,138	-23%
Short-term borrowings	30	38	-21%	124	180	-31%
Long-term borrowings	469	576	-19%	1,961	2,365	-17%
Subordinated debentures	153	153	0%	614	614	0%
Total interest expense	2,456	3,112	-21%	10,500	13,297	-21%
Net interest income	4,167	4,047	3%	16,432	16,435	0%
Provision for loan losses	2,856	935	205%	8,506	3,200	166%
Net interest income after provision for loan losses	1,311	3,112	-58%	7,926	13,235	-40%
Noninterest income
Service fees	316	343	-8%	1,239	1,412	-12%
Wealth management	344	296	16%	1,261	1,363	-7%
Mortgage banking	109	72	51%	564	289	95%
Net realized gain on sale of securities available for sale	0	0	0%	449	0	100%
Other operating income	232	226	3%	908	962	-6%
Total noninterest income	1,001	937	7%	4,421	4,026	10%
Other-than-temporary impairment losses, net
Total other-than-temporary impairment losses	(15)	0	100%	359	0	100%
Amount in other comprehensive income, before taxes	(15)	0	0%	58	0	100%
Total impairment	0	0	100%	301	0	100%
Noninterest expense
Salaries and employee benefits	2,027	2,018	0%	8,411	9,068	-7%
Occupancy	463	463	0%	1,893	1,996	-5%
Data processing	163	169	-4%	648	748	-13%
Foreclosure/ORE expense	36	79	-54%	1,278	541	NM
Legal and professional fees	202	205	-1%	882	762	16%
FDIC expense	266	152	75%	1,057	220	NM
Goodwill impairment	0	295	-100%	0	295	NM
Other	630	561	12%	2,281	2,380	-4%
Total noninterest expense	3,787	3,942	-4%	16,450	16,010	3%
Income (loss) before income taxes	(1,475)	107	NM	(4,404)	1,251	NM
Income tax expense (benefit)	(478)	59	NM	(1,916)	9	NM
Net income (loss)	($ 997)	$ 48	NM	($2,488)	$ 1,242	NM
Preferred stock dividends, discount and premium	(158)	0	NM	(545)	0	NM
Net income (loss) available to common equity	($1,155)	$ 48	NM	($3,033)	$ 1,242	NM

Mid-Wisconsin Financial Services, Inc.
Financial Data
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
PER SHARE DATA	2009	2008	2009	2008
Earnings (loss) per common share:
Basic and diluted	($ 0.70)	$ 0.03	($ 1.84)	$ 0.76
Cash dividends per share	NA	0.11	0.11	0.55
Book value per common share	$20.10	$21.78	$20.10	$21.78
Weighted average common shares outstanding:
Basic	1,647	1,643	1,645	1,643
Diluted	1,647	1,643	1,646	1,643
Dividend payout ratio(1)	NA	377.1%	-6.0%	72.7%
Stock Price Information:
High Bid	$ 8.30	$16.00	$16.25	$24.00
Low Bid	7.00	12.25	7.00	12.25
Bid price at quarter end	7.00	12.25	7.00	12.25

KEY RATIOS
Return on average assets	-0.92%	0.04%	-0.61%	0.26%
Return on average equity	-10.20%	0.54%	-6.87%	3.52%
Equity to assets	9.01%	7.22%	8.86%	7.22%
Net interest margin (FTE)	3.53%	3.59%	3.53%	3.71%
Net charge-offs to average loans	0.92%	0.44%	1.40%	0.78%
Allowance for loan loss to period-end loans	2.22%	1.25%	2.22%	1.25%

(1)Ratio is based upon basic earnings per common share

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets
(audited)	As of	As of
	December 31,	December 31,	Percent
(dollars in thousands, except per share data – unaudited)	2009	2008	Change
Assets
Cash and due from banks	$ 9,824	$ 9,605	2%
Interest-bearing deposits in other financial institutions	13	20	NM
Federal funds sold	9,064	22,300	-59%
Securities available for sale – at fair value	103,477	81,038	28%
Loans held for sale	5,452	484	NM
Loans, net of unamortized fees	358,616	364,381	-2%
Less: Allowance for loan losses	(7,957)	(4,542)	75%
Net loans	350,659	359,839	-3%
Accrued interest receivable	1,940	1,986	-2%
Premises and equipment, net	8,294	8,965	-7%
Other investments – at cost	2,616	2,616	0%
Other assets	14,121	9,606	47%
Total assets	$505,460	$496,459	2%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$ 55,218	$ 55,694	-1%
Interest-bearing deposits	342,582	329,981	4%
Total deposits	397,800	385,675	3%
Short-term borrowings	7,983	11,311	-29%
Long-term borrowings	42,561	49,429	-14%
Subordinated debentures	10,310	10,310	0%
Accrued interest payable	1,287	1,718	-25%
Accrued expenses and other liabilities	2,335	2,211	6%
Total liabilities	462,276	460,654	0%
Total stockholders’ equity	43,184	35,805	21%
Total liabilities and stockholders’ equity	$505,460	$496,459	2%

Nonaccrual loans	$ 13,924	$ 8,949	56%
Other real estate	$ 1,808	$ 2,556	-29%
Net charge-offs	$ 5,091	$ 2,832	NM

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

EARNING ASSETS
Loans (FTE)	6.07%	6.77%	6.27%	7.12%
Investment securities:
Taxable	4.26%	4.81%	4.48%	4.82%
Tax-exempt (FTE)	5.94%	6.21%	6.15%	6.28%
Other	0.74%	1.51%	0.75%	2.28%
Total interest-earning assets	5.57%	6.30%	5.74%	6.65%

INTEREST-BEARING LIABILITIES
Interest-bearing demand	0.58%	0.71%	0.63%	0.84%
Savings deposits	1.15%	1.73%	1.32%	1.92%
Time deposits	2.87%	3.88%	3.18%	4.21%
Short-term borrowings	0.95%	1.26%	1.04%	1.55%
Long-term borrowings	4.17%	4.46%	4.15%	4.56%
Subordinated debentures	5.98%	5.98%	5.98%	5.98%
Total interest-bearing liabilities	2.44%	3.17%	2.62%	3.40%

Net Interest rate spread (FTE)	3.13%	3.13%	3.12%	3.25%
Net interest rate margin (FTE)	3.53%	3.59%	3.53%	3.71%

Average Balance Sheet (in thousands)
Loans	$362,045	$363,129	$363,966	$361,884
Deposits	382,668	369,248	380,633	364,710
Assets	498,744	481,705	497,994	477,274
Stockholders' equity	44,930	35,425	44,122	35,317